Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the JOANN Inc. 2021 Employee Stock Purchase Plan and JOANN Inc. 2021 Equity Incentive Plan of our report dated March 18, 2022, with respect to the consolidated financial statements of JOANN Inc. included in its Annual Report (Form 10-K) for the year ended January 29, 2022, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Cleveland, Ohio

June 13, 2022